Exhibit 99.1
Corporate Media Contact:
Kate Wilkinson
Manning, Selvage and Lee
323-866-6025
Kate.wilkinson@mslpr.com
Investor Relations Contact:
Cheryl Monblatt Allen
Artes Medical
858-550-9999
callen@artesmedical.com
ARTES MEDICAL REPORTS THAT DISSIDENT INVESTOR GROUP REQUESTS BOARD TO
CONSIDER INVESTMENT PROPOSAL FOLLOWING DISSIDENT DEFEATS IN U.S. FEDERAL
COURT
     San Diego, Calif., November 4, 2008 — Artes Medical Inc. (Nasdaq: ARTE), a medical aesthetics company, announced that following victories in U.S. Federal court over actions initiated by the dissident stockholder group, this group represents that it has now developed a proposal that would include a sizeable capital investment. Based on the inclusion of an economic component to the Shack initiative, the Board is planning to meet with this investor group this week.
     “As we have continually noted, the Company remains open and willing to consider any legitimate proposal for the sale or a strategic transaction that offers the potential to maximize long-term shareholder value” noted Mr. Christopher J. Reinhard, Executive Chairman of Artes Medical. Continuing, he stated that “we have a stockholder-approved corporate governance process that is intended to protect shareholders from abusive takeover efforts by investors who are unwilling to provide shareholders with just value and control premium for their investment. Consistent with our position and the Company’s stockholder approved protections from abusive takeover attempts, if the Shack group is prepared to provide an appropriate economic mechanism to enhance long-term shareholder values, we welcome an opportunity to fully understand their proposal.”
About Artes Medical, Inc.
     Artes Medical is a medical aesthetics company focused on developing, manufacturing and commercializing a new category of aesthetic injectable products for the dermatology and plastic surgery markets. The Company’s flagship product, ArteFill, is being marketed to men and women as a treatment option for the correction of nasolabial folds. Additional information about Artes Medical and ArteFill is available at www.artesmedical.com and www.artefill.com.
Forward-Looking Statements
     This press release contains forward-looking statements that are based on the Company’s current beliefs and assumptions and on information currently available to its management and Board of Directors. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. As a result of these risks, uncertainties and other factors, which include the Company’s history of net losses, its ability to timely raise additional funds to support its operations and future product acquisition plans, its ability to manage its operating expenses, its reliance on sales of ArteFill and Elevess, its future receipt of FDA approval to extend the efficacy period of ArteFill beyond six months and eliminate the skin test requirement, and the risk that the Company’s revenue projections may prove incorrect because of unexpected difficulty in generating sales and market acceptance of ArteFill and Elevess, readers are cautioned not to place undue reliance on any forward-looking statements included in this letter to stockholders. A more extensive set of risks and uncertainties is set forth in the Company’s SEC filings available at www.sec.gov. These forward-looking statements represent beliefs and assumptions only as of the date of this press release, and the Company assumes no obligation to update these forward-looking statements publicly, even if new information becomes available in the future.
Important Additional Information
     On September 30, 2008, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2008 annual meeting of stockholders (the “Proxy Statement”). The Company has mailed the Proxy Statement to its stockholders. The Proxy Statement contains important information about the Company and the annual meeting. The Company’s stockholders are urged to read the Proxy Statement carefully. Stockholders can obtain a copy of the Proxy Statement and other documents filed by the Company with the SEC in connection with its 2008 annual meeting of stockholders at the SEC’s website at www.sec.gov or at the Investor Relations section of the Company’s website at www.artesmedical.com. The Company, its directors and its executive officers are deemed participants in the solicitation of proxies from stockholders in connection with the Company’s 2008 annual meeting of stockholders. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement.
Artes Medical® and ArteFill® are registered trademarks of Artes Medical, Inc.